UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:  May 3, 2013

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas  75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

(a)   The 2013 annual meeting of shareholders of Tenet Healthcare Corporation was held on May 3, 2013.

(b)   The shareholders (1) elected all of the board’s nominees for director, (2) approved an advisory resolution on the compensation paid to the company’s named executive officers, and (3) ratified the selection of Deloitte & Touche LLP as the company’s independent registered public accountants for the year ending December 31, 2013.

The final results of voting on each of the matters submitted to a vote are as follows:

1.  Election of directors:

	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
John Ellis “Jeb” Bush	88,460,094	235,098	817,962	7,685,786
Trevor Fetter	88,461,021	230,577	821,556	7,685,786
Brenda J. Gaines	82,401,540	6,281,877	829,737	7,685,786
Karen M. Garrison	88,462,260	219,999	830,895	7,685,786
Edward A. Kangas	87,982,318	702,656	828,180	7,685,786
J. Robert Kerrey	88,109,726	573,911	829,517	7,685,786
Richard R. Pettingill	88,145,245	539,131	828,778	7,685,786
Ronald A. Rittenmeyer	88,478,903	204,830	829,421	7,685,786
James A. Unruh	86,460,753	221,336	831,065	7,685,786

2.  Approval of an advisory resolution on the compensation paid to the company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
86,645,238	1,174,722	1,693,194	7,685,786

3.  Ratification of the selection of Deloitte & Touche LLP as the company’s independent registered public accountants for the year ending December 31, 2013:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
95,656,909	702,451	839,580	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ Paul A. Castanon
Paul A. Castanon
Vice President, Deputy General Counsel
and Corporate Secretary

Date: May 6, 2013